PROXY STATEMENT PURSUANT TO SECTION 14(a)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


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[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
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       or Section 240.14a-12


                         USBANCORP, INC.
         (Name of Registrant as Specified in its Charter)


_________________________________________________________________
            (Name of Person(s) Filing Proxy Statement
                    if other than Registrant)


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






                           NOTICE OF
                           ANNUAL
                           MEETING OF
                           SHAREHOLDERS
                           AND PROXY
                           STATEMENT





                           USBANCORP, INC.
                           MAIN AND FRANKLIN STREETS
                           P.O. BOX 670
                           JOHNSTOWN, PENNSYLVANIA  15907-0670

                           To Be Held April 25, 1995

























                       Mailed to Security Holders March 22, 1995

                                    March 22, 1995




Dear Shareholder:

       USBANCORP, Inc.'s Annual Meeting of Shareholders will be held Tuesday, April 25, 1995, at 1:30 p.m., Eastern Time, at the
Sheraton Inn Greensburg, Route 30 East, 100 Sheraton Drive,
Greensburg, PA, 15601-9383.

       The matters to be acted upon at the meeting are (a) the election of six Class III directors, (b) the consideration of a proposal to approve the adoption of an annual retainer plan for the benefit of the independent directors of USBANCORP, Inc.,
(c) the consideration of a proposal to approve the adoption of an Executive Annual Incentive Plan for the benefit of certain executive officers of USBANCORP, Inc. and its subsidiaries and
(d) the consideration of a proposal to increase the number of shares of common stock of USBANCORP, Inc. available for issuance under the USBANCORP, Inc. 1991 Stock Option Plan.

       Please review the enclosed material and sign, date and return the proxy card whether you plan to attend or not so that the matters coming before the meeting may be acted upon.

       I look forward to meeting you and welcome the opportunity to discuss the business of your Corporation.

                                        Cordially,


                                        /s/ Terry K. Dunkle
                                        Terry K. Dunkle
                                        Chairman, President and
                                        Chief Executive Officer

                                    USBANCORP, Inc.
                            Johnstown, Pennsylvania  15901

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                     March 22, 1995

To The Shareholders:

       NOTICE IS HEREBY GIVEN that pursuant to the call of its directors, the Annual Meeting of Shareholders of USBANCORP, Inc. will be held at the Sheraton Inn Greensburg, Route 30 East, 100 Sheraton Drive, Greensburg, PA 15601-9383, on Tuesday, April 25, 1995, at 1:30 p.m., Eastern Time, for the purpose of considering and voting on the following matters:

       1. Election of six Class III directors for a term of three years from the date of election and until their successors shall have been elected and qualified (Matter No. 1);

       2.    Approval of an Independent Directors Annual Retainer
Plan for the benefit of outside directors of USBANCORP, Inc.
(Matter No. 2);

       3. Approval of an Executive Annual Incentive Plan for the benefit of executive officers of USBANCORP, Inc. and its subsidiaries (Matter No. 3); and

       4. Approval of an increase in the number of shares of common stock of USBANCORP, Inc. available for issuance under the USBANCORP, Inc. 1991 Stock Option Plan from 128,000 shares to
285,000 shares (Matter No. 4).

       5. Such other business as may properly come before the meeting or any adjournment thereof.

       Only those shareholders of record at the close of business on March 7, 1995, shall be entitled to notice of and to vote at the meeting. A Proxy Statement, a proxy and a self-addressed postage prepaid envelope are enclosed. Please complete, sign and date the proxy and return it promptly in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.

       This Notice, the accompanying Proxy Statement and form of proxy are sent to you by order of the Board of Directors.


                                        /s/ Betty L. Jakell
                                        Betty L. Jakell,
                                        Secretary
Johnstown, Pennsylvania
March 22, 1995
                                    USBANCORP, Inc.
                               Main and Franklin Streets
                                     P.O. Box 670
                          Johnstown, Pennsylvania  15907-0670


                                    PROXY STATEMENT


                                        GENERAL

Introduction


       The Proxy Statement and enclosed proxy are being mailed to the shareholders of USBANCORP, Inc. ("USBANCORP"), on or about March 22, 1995, in connection with the solicitation of proxies by the Board of Directors of USBANCORP. The proxies will be voted at the Annual Meeting of the Shareholders of USBANCORP to be held on Tuesday, April 25, 1995, at 1:30 p.m., Eastern Time, at the Sheraton Inn Greensburg, Route 30 East, 100 Sheraton Drive, Greensburg, PA 15601-9383 (the "Annual Meeting"). USBANCORP's Annual Report and Form 10-K for the year ended December 31, 1994, accompanies this Proxy Statement. It should not be regarded as proxy solicitation material.

Solicitation of Proxies

       The cost of the solicitation of proxies will be borne by USBANCORP. In addition to the use of the mails, some directors and officers of USBANCORP may solicit proxies, without additional compensation, in person, by telephone, telegram, or otherwise. Arrangements may be made by USBANCORP with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and USBANCORP may reimburse them for reasonable expense they incur in so doing.

Voting Securities

       As of the close of business on March 7, 1995, there were outstanding 5,584,722 shares of common stock, par value $2.50 per share, of USBANCORP (the "USBANCORP Common Stock"), the only class of capital stock of USBANCORP outstanding. Holders of record of USBANCORP Common Stock as of the close of business on March 7, 1995, are entitled to notice of and to vote at the Annual Meeting. Except with respect to the election of directors, each shareholder is entitled to one vote for each share held. Holders of USBANCORP Common Stock are entitled to cumulate their vote in the election of directors.

       If a shareholder participates in USBANCORP's Dividend Reinvestment and Common Stock Purchase Plan, the proxy card sent to such shareholder will represent the number of shares registered in the shareholder's name and the number of shares, including fractional shares, credited to the shareholder's Dividend Reinvestment Plan account.

       If the enclosed form of proxy is appropriately marked, signed and returned in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election of the nominees of USBANCORP's Board of Directors, "FOR" the approval of the Independent Directors Annual Retainer Plan, "FOR" the approval of the Executive Annual Incentive Plan, and "FOR" the increase in the number of shares of USBANCORP Common Stock available for issuance under the USBANCORP 1991 Stock Option Plan.

Right of Revocation

       Proxies may be revoked at will at any time before they have been exercised by filing with the Secretary of USBANCORP an instrument of revocation or a duly executed proxy bearing a later date. Any shareholder attending the Annual Meeting may also revoke a previously granted proxy by voting in person at the Annual Meeting.

Quorum

       Under USBANCORP's Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the Annual Meeting.

Principal Shareholders

             No person is known to USBANCORP's management to own of record or beneficially, as of March 7, 1995, 5% or more of the outstanding shares of USBANCORP Common Stock.

                                     MATTER NO. 1
                            ELECTION OF USBANCORP DIRECTORS

General

       The Articles of Incorporation of USBANCORP provide that USBANCORP's business shall be managed by a Board of Directors of not less than 5 and not more than 25 persons. Under the Articles of Incorporation, the total number of directors may be determined by either a resolution adopted by a majority vote of the directors then in office or by resolution of the shareholders at a meeting. The number of directors for 1995 has been set by the Board at 18.

       USBANCORP's Board of Directors, as provided in its Articles of Incorporation, is divided into three classes: Class I, Class II and Class III, each being as nearly equal in number as possible. The directors in each class serve terms of three years each and until their successors are elected and qualified. Under USBANCORP's Bylaws, a person elected to fill a vacancy on the Board of Directors serves as a director for the remaining term of office of the class to which he or she was elected.

       The Board of Directors fixed the number of directors in Class III at six and has nominated Messrs. Michael F. Butler, James C. Dewar, Terry K. Dunkle, Dennis J. Fantaski, John H. Kunkle, Jr. and Jack Sevy for election as Class III directors for three-year terms to expire at the 1998 Annual Meeting of Shareholders, and until their successors are duly elected and qualified. Each of the Board nominees for election as director is presently a director of USBANCORP. Directors Dunkle, Kunkle and Sevy were elected by the shareholders at the 1992 Annual Meeting. Director Dewar was appointed to the Board to fill a vacancy created in accordance with the Merger Agreement dated November 10, 1993, as amended on January 18, 1994, among USBANCORP, United States National Bank in Johnstown ("U.S. Bank") and Johnstown Savings Bank ("JSB"); and Directors Butler and Fantaski were appointed to the Board in 1993 and 1994, respectively. The remaining directors will continue to serve in accordance with their previous election with the terms of the Class I and Class II directors expiring in 1996 and 1997, respectively.

       The Bylaws of USBANCORP permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. All nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the President of USBANCORP not less than 60 days nor more than 90 days prior to the Annual Meeting, which notice must contain certain information specified in the Bylaws. No notice of nomination for election as a director has been received from any shareholder as of the date of this Proxy Statement. If a nomination is attempted at the Annual Meeting which does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

       With respect to the election of directors, each shareholder has the right to vote, for each share of USBANCORP Common Stock held by him or her, as many votes as shall equal the number of directors to be elected, and he or she, or his or her proxy, may cast the whole number of votes for one nominee or distribute them among two or more nominees. Unless authority is withheld as to a particular nominee or as to all nominees, all proxies will be voted for the six nominees listed below. The proxies will have authority to cumulate votes in their discretion except to the extent a shareholder withholds such authority on the form of proxy. The six persons receiving the highest number of votes cast at the Annual Meeting will be elected as Class III directors. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Annual Meeting, but will be counted for purposes of determining the presence of a quorum.

       Except as noted above, it is intended that shares represented by proxies will be voted for the nominees listed below, each of whom is now a director of USBANCORP and each of whom has expressed his willingness to serve, or for any substitute nominee or nominees designated by the USBANCORP Board of Directors in the event any nominee or nominees become unavailable for election. The USBANCORP Board of Directors has no reason to believe that any of the nominees will not serve if elected.

       The following tables set forth, as to each of the nominees for election as a Class III directors and as to each of the continuing Class I and Class II directors, his age, principal occupation and business experience, the period during which he has served as a director of USBANCORP or an affiliate and other business relationships. There are no family relationships between any of the listed persons.

                               Nominees for Election as
                      Class III Directors - Terms Expire in 1998

                                                                   Directorship in
                                                     Director      other Reporting
Name and Principal Occupation(1)        Age          Since(2)(3)      Companies
Michael F. Butler                        59             1993            None
  Business Consultant and
  Attorney-at-Law

James C. Dewar                           57             1974            None
  President and Owner, Jim
  Dewar Oldsmobile, Inc.

Terry K. Dunkle                          53             1988            None
  Chairman, President and
  Chief Executive Officer
  of USBANCORP and Chairman
  of the Board of United
  States National Bank in
  Johnstown, Three Rivers
  Bank and Trust Company,
  Community Bancorp, Inc.
  and USBANCORP Trust Company

Dennis J. Fantaski                       50             1994            None
  President and Chief Executive
  Officer of Community
  Bancorp, Inc. and Community
  Savings Bank

John H. Kunkle, Jr.                      67             1989            None
  Retired; Former Vice
  Chairman and Director,
  Commonwealth Land Title
  Insurance Company

Jack Sevy                                64             1984            None
  Retired; Former Owner and
  Operator, New Stanton West
  Auto/Truck Plaza

                           Class I Directors - Terms Expire in 1996

                                                                   Directorship in
                                                     Director      other Reporting
Name and Principal Occupation(1)        Age          Since(2)(3)      Companies
Jerome M. Adams                          63             1973            None
  Senior Partner, Adams,
  Myers and Baczkowski,
  Attorneys-at-Law

Robert A. Allen                          69             1987            None
  Retired; Former President,
  Johnstown Sani-Dairy

James M. Edwards, Sr.                    55             1984            None
  President and Chief Executive
  Officer, WJAC, Inc.

Richard W. Kappel                        63             1967            None
  CEO, Secretary and Treasurer,
  William J. Kappel Wholesale Co.

James C. Spangler                        67             1980            None
  Retired; Former Owner,
  Somerset Auction and
  Transfer, Inc.

Robert L. Wise                           51             1986       General Public
  President, Fossil Generation                                     Utilities Service
  of GPU Service Corporation                                       Corporation, General
                                                                   Public Utilities
                                                                   Nuclear Corporation and
                                                                   Energy Initiatives,
                                                                   Inc.

                           Class II Directors - Terms Expire in 1997

                                                                   Directorship in
                                                     Director      other Reporting
Name and Principal Occupation(1)        Age          Since(2)(3)      Companies
Clifford A. Barton                       66             1966       Crown American
  Retired; Former Chairman,                                        Realty Trust
  President and Chief Executive
  Officer of USBANCORP and
  Chairman of the Board of
  United States National Bank
  in Johnstown, Three Rivers
  Bank and Trust Company,
  Community Bancorp, Inc. and
  USBANCORP Trust Company
                                                     (continued on next page)

Louis Cynkar                             50             1994            None
  President and Chief Executive
  Officer of United States National
  Bank in Johnstown

James F. O'Malley                        69             1983            None
  Senior Lawyer, Yost &
  O'Malley, Attorneys-at-Law

Frank J. Pasquerilla                     68             1969       Crown American
  Chairman of the Board and                                        Realty Trust
  Chief Executive Officer,
  Crown American Realty Trust

Thomas C. Slater                         52             1980            None
  Owner, President and Director,
  Slater Laboratories, Inc.,
  Clinical Laboratory

W. Harrison Vail                         54             1984            None
  President and Chief Executive
  Officer, Three Rivers Bank
  and Trust Company


________________________

(1) All directors and nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or predecessors for the past five years except Director Butler who was a partner in Andrews & Kurth, Attorneys-at-Law, prior to June 1, 1991.

(2) Reflects the earlier of the first year as a director of USBANCORP, U.S. Bank, Three Rivers Bank and Trust Company
       ("Three Rivers Bank"), Community Bancorp, Inc.
       ("Community"), or JSB.

(3) All incumbent directors were elected by the shareholders except for Director Butler, who was appointed in 1993, and Directors Cynkar, Dewar, Edwards and Fantaski, who were appointed by the Board of Directors in 1994. Directors Dewar and Edwards were appointed to serve as a Class III and Class I director, respectively, in connection with the merger of JSB with and into U.S. Bank. Under the terms of the merger agreement, USBANCORP has agreed to use its best efforts to cause Directors Dewar and Edwards to be renominated for an additional term upon the expiration of their initial terms, which, with respect to Director Dewar, is the term expiring in the current year and, with respect to Director Edwards, is the term expiring in 1996.

Security Ownership of Management

       The following table sets forth information concerning the number of shares of USBANCORP Common Stock beneficially owned, as of March 7, 1995, by each present director, nominee for director, and each executive officer named in the compensation table set forth elsewhere herein.

                                       Amount and Nature
                                        of Beneficial          Percent
Name of Beneficial Owner(1)             Ownership(2)           of Class
Jerome M. Adams...............            4,517.0898               *
Robert A. Allen...............            6,977.5083               *
Clifford A. Barton(3).........           71,554.3184             1.3%
Michael F. Butler.............            5,268.5298               *
Louis Cynkar(4)...............            6,723.9966               *
James C. Dewar................           19,832.7098               *
Terry K. Dunkle...............           16,844.0907               *
James M. Edwards, Sr.(5)......            8,056.5347               *
Dennis J. Fantaski............            7,962.0276               *
Orlando B. Hanselman..........            5,688.3216               *
Richard W. Kappel.............            9,783.5298               *
John H. Kunkle, Jr............            5,744.4704               *
James F. O'Malley(6)..........           33,514.8150               *
Frank J. Pasquerilla(7).......           48,846.0431               *
Jack Sevy.....................            1,377.9600               *
Thomas C. Slater(8)...........            8,443.7445               *
James C. Spangler.............            5,409.5298               *
W. Harrison Vail..............           15,207.3346               *
Robert L. Wise(9).............            2,023.3412               *

Officers, Directors
  and Nominees for
  Directors as a
  Group (10)...................         283,775.8957             5.1%
__________________

*Less than 1%

(1) Except as noted below, each of the identified beneficial owners, including the officers, directors and nominees for director as a group, has sole investment and voting power as to all the shares shown as beneficially owned with the exception of those held by certain officers, directors and nominees for director jointly with their spouses or directly by their spouses or other relatives.

(2) Includes shares that may be acquired within sixty (60) days upon the exercise of presently exercisable stock options as follows: 4,166, 4,334, 3,666, 3,966, 8,500 and 24,632 shares of USBANCORP Common Stock held by Directors Cynkar, Dunkle, Fantaski, Hanselman and Vail and the group, respectively. In addition, Directors Cynkar, Dunkle, Fantaski, Hanselman, and Vail and the group hold outstanding options to acquire 2,334, 4,666, 2,334, 2,334, 3,000 and
       14,668 shares of USBANCORP Common Stock, respectively, that first become exercisable, in part, in January and February of 1996, and therefore are excluded.

(3)    Includes 35,510 shares of USBANCORP Common Stock held by
       Mr. Barton's wife as to which shares Mr. Barton disclaims beneficial ownership.

(4)    Includes 839.2766 shares of USBANCORP Common Stock held by
       Mr. Cynkar's wife as to which Mr. Cynkar disclaims beneficial ownership.

(5) Includes 1,970 shares of USBANCORP Common Stock held by WJAC Pension Plan of which Mr. Edwards is one of three trustees. Mr. Edwards disclaims beneficial ownership of such shares.

(6)    Includes 60.2575 and 1,651.7106 shares of USBANCORP Common
       Stock held by Mr. O'Malley's wife and daughter, respectively, as to which Mr. O'Malley disclaims beneficial ownership.

(7)    Includes 1,014 shares of USBANCORP Common Stock held by
       Crown American Associates of which Mr. Pasquerilla is an officer and controlling shareholder.

(8)    Includes 572.9381 shares of USBANCORP Common Stock held by
       Mr. Slater's wife as to which Mr. Slater disclaims beneficial ownership.

(9)    Includes 194.6364 shares of USBANCORP Common Stock held by
       Mr. Wise's son as to which Mr. Wise disclaims beneficial ownership.

(10) The group consists of 19 persons, being the members of the Board of Directors of USBANCORP, the Chief Executive Officer and each other named executive officer of USBANCORP set forth on the compensation table elsewhere herein as of March 7, 1995.

Board and Committees

       The Board of Directors has various standing committees including an Audit Committee, a Nominating Committee and a Management Compensation Committee (the "Compensation Committee"). During 1994, the Board of Directors held 6 meetings, the Audit Committee held 5 meetings, the Nominating Committee held 2 meetings, and the Compensation Committee held 8 meetings. Each director attended at least 75% of the combined total of meetings of the Board of Directors and of each committee of which he was a member except Messrs. Kunkle and Pasquerilla, who attended 73% and 61%, respectively, due to scheduling conflicts and illness.

       The Audit Committee is responsible for recommending to the Board of Directors the appointment of an independent public accountant to audit the books and accounts of USBANCORP and its subsidiaries, reviewing the reports of the Audit Department and the reports of examination conducted by the bank and bank holding company regulators and USBANCORP's independent public accountants, reviewing the adequacy of internal audit and control procedures, and reporting to the Board of Directors. The Audit Committee is presently comprised of Directors Adams, Dewar, Kappel, Kunkle, O'Malley (Chairman), Sevy and Spangler.

       The Nominating Committee presently consists of Directors Barton, Dunkle, O'Malley and Pasquerilla (Chairman). The Nominating Committee is responsible for nominating individuals to stand for election as directors at the Annual Meeting of Shareholders and will consider nominees recommended by shareholders. Shareholders desiring to make such a recommendation for the 1996 Annual Meeting of USBANCORP should submit, on or before January 2, 1996, the candidate's name, together with biographical information and his or her written consent to nomination to: Chairman, President and CEO, USBANCORP, Inc., Executive Offices, Main and Franklin Streets, Johnstown, Pennsylvania 15901. Shareholders may also nominate persons for election as directors in accordance with the procedures set forth in Section 1.3 of USBANCORP's Bylaws. Notification of such nomination, containing the required information, must be mailed or delivered to the President of USBANCORP not less than 60 days or more than 90 days prior to the Annual Meeting.

       The Compensation Committee is responsible for reviewing and making recommendations regarding the compensation of corporate officers. No director who is eligible to receive any benefit under plans administered by the Compensation Committee, except for benefits payable to directors under the Independent Directors Annual Retainer Plan (the Committee's administration of which is limited to coordinating the payment of a predetermined retainer) may serve on the Compensation Committee. The Compensation Committee is presently comprised of Messrs. Barton, O'Malley, Pasquerilla and Wise (Chairman). See "Executive Compensation" herein.

Compensation of Directors

       Executive officers of USBANCORP who are directors or members of committees of the USBANCORP Board of Directors or its subsidiaries receive no compensation for such positions. In
1994, independent directors of USBANCORP received compensation for attendance at USBANCORP Board of Directors meetings of $450 per meeting. A fee of $200 was paid for attendance at committee meetings of the USBANCORP Board of Directors. Certain non-officer directors of USBANCORP are also directors of U.S. Bank, Three Rivers Bank, Community, Community Savings Bank ("Community Savings") and USBANCORP Trust Company (the "Trust Company"). Directors serving on the Board of Directors of U.S. Bank, Three Rivers Bank or the Trust Company are compensated for their services by a payment of $350 for each Board of Directors meeting attended and $200 for each committee meeting of those Boards attended. The directors serving on the Board of Directors of Community Savings are compensated for their services by a payment of $600 for each Board of Directors meeting attended and $200 for each committee meeting attended. Because the Boards of Directors of Community and Community Savings are comprised of the same members, the directors serving on the Board of Directors of Community are not compensated for their services on the Community Board. In 1994, the Board of Directors of USBANCORP adopted an Independent Directors Annual Retainer Plan, pursuant to which directors of USBANCORP receive a retainer of $6,000 per year payable in USBANCORP Common Stock. The retainer is in addition to the above-described director fees. See "MATTER NO. 2 -
Proposal to Approve Independent Directors Annual Retainer Plan."

                                EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

       The Compensation Committee oversees USBANCORP's executive compensation programs to ensure that they: attract and retain high caliber executives, deliver the total compensation package in a cost-effective manner, reinforce key business objectives, provide competitive compensation opportunities, encourage management ownership of USBANCORP Common Stock, and comply with applicable regulations.

       There are two key components to the role of the Compensation Committee. The Compensation Committee approves executive salary adjustments and stock option awards to ensure that they are consistent with USBANCORP's pay policy; and the Compensation Committee establishes performance standards for USBANCORP's annual incentive program and monitors actual performance against these standards. In addition, from time to time, the Compensation Committee also reviews other human resource issues, including qualified and non-qualified benefits, management performance evaluation, and succession planning.

Executive Compensation Policies

       In October 1993, the Compensation Committee, with the assistance of an independent consulting firm, established a formal compensation policy. Implementation of this policy began in 1994. The policy addresses each of the major components of the executive pay program and is summarized below.

- -      Establish a conservative executive base salary practice
       (approximating the 40th percentile of competitive practices -- defined below) in light of stakeholder sensitivities, sustained performance results, and
       USBANCORP's long-term focus.

- -      Establish a competitive annual incentive program that
       recognizes the achievement of important milestones toward USBANCORP's long-term objectives, providing target and maximum annual total cash opportunities that approximate the 40th and 60th percentiles of competitive annual total cash practices, respectively. All plan participants should be rewarded based upon corporate performance relative to goal. Some participants should also be evaluated and rewarded, in part, based upon subsidiary and individual performance achievements, as appropriate.

- -      Establish competitive long-term incentives that:  align
       management's financial interests with those of USBANCORP's shareholders, help encourage management ownership of USBANCORP Common Stock, support the achievement of USBANCORP's long-term financial objectives, and provide median long-term incentive reward opportunities.

- -      Provide typical benefits through qualified programs
       generally available to all employees, supplemented by non-qualified arrangements, as appropriate.

- -      Provide perquisites on a limited basis, only to the extent that they support legitimate business needs.

- -      Competitive pay practices are determined using two different sets of data -- survey data and peer data.

       - Survey data includes compensation data from banking industry compensation surveys. Competitive compensation practices are determined using compensation levels at holding companies and subsidiaries of comparable size to USBANCORP and its subsidiaries for positions comparable to those held by each named executive officer set forth on the compensation table elsewhere herein.

       - Peer data comes from a group of fifteen multi-bank, bank holding companies of comparable size to USBANCORP. Eight of the institutions are located in Pennsylvania or Ohio to recognize USBANCORP's more immediate labor markets and similar business environments. The remaining seven institutions are generally located in non-major metropolitan cities of the following states:
             Illinois, Indiana, Michigan, and West Virginia.

       - The indices used in the Performance Graph are Nasdaq Stock Market (U.S. Companies) and Nasdaq Bank Stocks. While USBANCORP believes that some of the surveyed banks and some of the peer banks may be included within these indices, it is not the intention of the Compensation Committee to establish executive pay practices based on the pay practices of the organizations included in these indices. The Compensation Committee believes that some of the organizations in these indices would be either too large or too small to be relevant for setting pay for USBANCORP and subsidiary executives. The aforementioned surveyed banks and peer banks provide the Compensation Committee with an organizational-size-sensitive basis for establishing executive pay practices.

Relationship of Performance Under Compensation Plans

       Base salaries for executives of USBANCORP and subsidiaries are established in light of competitive salaries for comparable jobs in similarly-sized holding companies and banks, as defined by surveyed and peer banks. The Compensation Committee relies primarily on other compensation programs (annual and long-term incentives) to establish the desired pay-for-performance relationship. However, the existing philosophy of providing USBANCORP and subsidiary executives with below-median base salaries reflects the Compensation Committee's intention to closely manage fixed compensation expenses until performance reaches a sustainable level that suggests a median salary practice is appropriate.

       In 1994, USBANCORP recorded earnings, return on average equity, and return on average assets (ROA) before acquisition charges of $13.2 million, 10.41% and 0.87%, respectively. These results were not sufficient to merit payment of annual incentives to holding company personnel participating in the Executive Annual Incentive Plan which was based on USBANCORP's return on assets (see 1994 Compensation for the Chief Executive Officer below). One subsidiary achieved its pre-tax return on assets objective. As a result, employees of that subsidiary, including one of the named executive officers of USBANCORP, received annual incentive awards under the subsidiary performance component of the Executive Annual Incentive Plan.

       Mr. Dunkle received a bonus based on ROE performance as outlined in his employment contract which was in effect through the end of 1994 (see 1994 Compensation for the Chief Executive
Officer).

       While overall financial results have not triggered payment of holding company annual incentives, improvements in USBANCORP's financial results have helped contribute to USBANCORP's recent success in the stock market. At the close of 1989, USBANCORP's stock price was $13.25 and no common stock dividends were paid. At the close of 1994, USBANCORP's stock price had increased to $21.00, an increase of 58%. The USBANCORP Common Stock dividend attributable to 1994 performance increased to $0.97. To continue to reinforce USBANCORP's commitment to creating value for shareholders, options to acquire 25,500 shares of USBANCORP Common Stock were granted on February 22, 1994, to a total of 19 employees. In addition, options to acquire 7,500 shares of USBANCORP Common Stock were subsequently granted to two other new employees. The options granted were consistent with the strategy identified in the section "Executive Compensation Policies."

1994 Compensation for the Chief Executive Officer

       At January 1, 1994, Mr. Dunkle's annual base salary was $156,500, a reflection of his then current duties as President and Chief Executive Officer, U.S. Bank. Upon the retirement of Mr. Barton from and the promotion of Mr. Dunkle to the position of Chairman, President and Chief Executive Officer of USBANCORP, Mr. Dunkle's annual salary was increased to $220,000 effective February 1994. Consequently, Mr. Dunkle earned a salary of $215,375 during 1994.

       The independent consultant's study (October 1993) identified a target base salary for Mr. Dunkle that is consistent with USBANCORP's base salary policy (approximating the 40th percentile of competitive practices). The Compensation Committee decided to move toward the target base salary over the first few years of his tenure. Thus the base salary rate of $220,000 reflects a transitional salary that is below the rate suggested by USBANCORP's base salary policy.

       Through 1994, an employment contract between Mr. Dunkle and USBANCORP was in effect. This contract identified key parameters of Mr. Dunkle's employment, including compensation arrangements. The contract had the effect of excluding Mr. Dunkle from participation in the Executive Annual Incentive Plan and establishing separate ROE goals for determining his bonus. Thus in 1995, Mr. Dunkle received an annual incentive award with a cash value of $53,844 for 1994 performance under the terms of his contract, not under the Executive Annual Incentive Plan. This employment contract has since been terminated and replaced by a Change in Control Agreement. See "Change in Control Agreements" herein. Beginning in 1995, Mr. Dunkle, along with the other named executive officers of USBANCORP set forth elsewhere on the compensation table will participate in the Executive Annual Incentive Plan (see MATTER NO. 3 - Proposal to Approve Executive Annual Incentive Plan).

       On February 22, 1994, the Compensation Committee awarded options to Mr. Dunkle to acquire 5,000 shares of USBANCORP Common Stock. This award is consistent with the strategy identified in the section "Executive Compensation Policies" herein and reflects the Compensation Committee's recognition of USBANCORP's success in creating value for its shareholders. The exercise price of $23.875 per optioned share is equal to the fair market value of USBANCORP Common Stock (as defined in the 1991 Stock Option
Plan). These stock options vest and become exercisable in three equal installments -- on the first, second and third anniversaries of the award. The options expire ten years from the date of the grant.

Impact of Omnibus Budget Reconciliation Act of 1993 - Section
162(m)

       Commencing in 1994, Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 ("OBRA") prohibits a publicly owned company from taking a compensation deduction for tax purposes for annual compensation in excess of $1,000,000 for any of the executive officers named in its Summary Compensation Table. To the extent that certain guidelines are met, compensation in excess of $1,000,000 is exempt from this limitation.

       The Compensation Committee does not believe that the deduction limit imposed by OBRA will affect the deductibility of USBANCORP's existing compensation programs. The Compensation Committee will continue to evaluate the potential impact of
Section 162(m) and take such actions as it deems appropriate.

       This report is furnished by Messrs. Barton, O'Malley, Pasquerilla, and Wise (Chairman) of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

       Messrs. Barton, O'Malley, Pasquerilla and Wise (Chairman) served as members of the Compensation Committee during 1994. Each member of the Compensation Committee is excluded from participation in any plan administered by the Compensation Committee while serving as a member, except for participation in the Independent Directors Annual Retainer Plan, the Compensation Committee's administration of which is limited to coordinating the payment of a predetermined retainer. Mr. Barton did not serve on the Compensation Committee while serving as Chairman, President and Chief Executive Officer of USBANCORP. Mr. Barton also serves on the Compensation Committee of Crown American Realty Trust, of which Mr. Pasquerilla is the Chief Executive Officer.

Compensation Paid to Executive Officers

       The following table sets forth information for the three years ended December 31, 1994, concerning the annual and long-term compensation for services in all capacities to USBANCORP and its banking subsidiaries of those persons who were
(i) the Chief Executive Officers of USBANCORP during the fiscal year ended December 31, 1994, and (ii) the other four most highly compensated executive officers of USBANCORP or its banking subsidiaries serving at December 31, 1994 (the "Named Officers").

                                                                     Summary Compensation Table

Name and                                                                                     Long Term
Principal Position                                  Annual Compensation                   Compensation(4)

                                                                          Other       Securities
                                                                         Annual       Underlying         All Other
                                        Year  Salary($) Bonus($)(2) Compensation$(3) Options #(5) Compensation$(6)(7)(8)
Clifford A. Barton (1).............     1994   $ 15,045   $   ---        $   ---           ---            $14,582
  Retired; Chairman, President          1993    180,540    45,135            ---         4,000             36,817
  and Chief Executive Officer of        1992    171,960    27,944            ---           ---             34,158
  USBANCORP and Chairman of
  the Board of U.S. Bank,
  Three Rivers Bank, Community and
  the Trust Company

Terry K. Dunkle....................     1994   $215,375   $53,844        $  ---          5,000            $33,789
  Chairman, President and               1993    156,480    39,120           ---          4,000             26,755
  Chief Executive Officer of            1992    149,404    37,260           ---            ---             15,839
  USBANCORP and Chairman of
  the Board of U.S. Bank,
  Three Rivers Bank, Community and
  the Trust Company

Louis Cynkar......................      1994   $127,350      9,551          ---          2,500             10,889
  President and Chief Executive         1993    103,980     16,252          ---          2,000              8,136
  Officer of U.S. Bank                  1992    100,440      6,596          ---            ---              8,075

Dennis J. Fantaski...............       1994   $118,000        ---          ---          2,500              8,488
  President and Chief Executive         1993    100,521     21,890          ---          2,000             15,677
  Officer of Community and              1992     89,160      9,585          ---            ---              9,823
  Community Savings

Orlando B. Hanselman.............       1994   $117,930        ---          ---          2,500              8,309
  Executive Vice President,             1993     92,790     16,965          ---          2,000              5,789
  Chief Financial Officer               1992     69,333      9,999          ---            ---              5,311
  and Manager Corporate Services
  of USBANCORP

W. Harrison Vail..................      1994   $120,000       ---           ---          2,500              9,903
  President and Chief                   1993    113,828    28,475           ---          4,000              5,598
  Executive Officer of Three            1992    108,408    27,102           ---            ---              3,589
  Rivers Bank

__________________

(1) Mr. Barton retired as Chairman, President and Chief Executive Officer of USBANCORP and Chairman of the Board of U.S.Bank, Three Rivers Bank, Community and the Trust Company on January 31, 1994. Mr. Barton continues to serve as a director of USBANCORP and the other named subsidiaries.

(2) Includes (a) amounts paid to Messrs. Dunkle and Vail under their respective employment agreements, and (b) the cash and cash value of stock awards made to executive officers of USBANCORP and its subsidiaries under the Executive Annual Incentive Plan. For purposes of this table, the cash value of the stock awards was determined by multiplying the price USBANCORP paid to acquire the shares in the open market ($22.25) by the number of shares awarded. For additional information regarding the Executive Annual Incentive Plan, see "MATTER NO. 3 -- Proposal to Approve Executive Annual Incentive Plan."

(3) Unless otherwise indicated, no executive officer named in the Summary Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of the officer's total compensation (salary and bonus).

(4) USBANCORP has no long-term compensation plan other than the 1991 Stock Option Plan.

(5) Indicates number of shares for which options were granted during 1994 and 1993 under the 1991 Stock Option Plan. No grants of options were made in 1992. For additional information regarding the 1991 Stock Option Plan, see MATTER NO. 4 -- "Proposal to Approve Amendment to 1991 Stock Option Plan."

(6) Includes amounts awarded under the Profit Sharing Plan of USBANCORP and U.S. Bank. All full-time employees of USBANCORP and U.S. Bank are entitled to participate in the Profit Sharing Plan. A contribution during any plan year is equal to 7-1/2% of U.S. Bank's income as defined in the plan.

(7) Includes (a) the value of the premium paid by USBANCORP of $10,000 for a split dollar life insurance policy for Mr. Dunkle, (b) amounts accrued to provide additional benefits over ERISA limitations to Messrs. Cynkar, Dunkle, Fantaski, and Vail, and (c) the premiums paid by USBANCORP and its subsidiaries for life insurance policies with coverage limits above $50,000 to Messrs. Cynkar, Dunkle, Fantaski, Hanselman, and Vail. Also includes amounts paid to Mr. Barton for accrued and unpaid vacation time preceding his retirement on January 31, 1994 and to Mr. Fantaski for moving expenses associated with his promotion to President and Chief Executive Officer of Community and Community Savings.

(8) Includes amounts contributed under a 401(k) Plan of USBANCORP to Messrs. Fantaski and Vail. Under the USBANCORP sponsored 401(k) plan, employees of Three Rivers Bank and Community Savings are allowed to contribute up to 20% of their compensation to the plan, with an employer match of $.50 on each $1.00 of employee contribution up to a maximum of 6% of an employee's compensation.

Option Grants Table

       The following table sets forth information with respect to grants of stock options made during 1994 to the Chief Executive
Officer and each of the Named Officers.

                                   OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   Individual Grants
                                                                          Potential
                                     Percent                             Realizable
                                     of Total                              Value
                                     Options                             at Assumed
                                     Granted                               Annual
                       Number of       to                                 Rates of
                       Securities   Employees                            Stock Price
                       Underlying      in    Exercise or  Expira-       Appreciation
                        Options      Fiscal  Base Price   tion           for Option
Name                Granted (#)(1)     Year  ($/Share)    Date              Term($)
                                                                    0%        5%          10%
Clifford A. Barton....    ---         ---     ---        ---     ---        ---          ---
Terry K. Dunkle.......   5,000       15.2    23.875   2/22/2004   0       75,074      190,253
Louis Cynkar..........   2,500        7.6    23.875   2/22/2004   0       37,537       95,127
Dennis J. Fantaski....   2,500        7.6    23.875   2/22/2004   0       37,537       95,127
Orlando B. Hanselman..   2,500        7.6    23.875   2/22/2004   0       37,537       95,127
W. Harrison Vail......   2,500        7.6    23.875   2/22/2004   0       37,537       95,127
Gains applicable to all
shareholders(2).......    ---         ---      ---       ---      0    83,815,271  212,404,354
__________________

(1) Options were granted under the 1991 Stock Option Plan to the Chief Executive Officer and each of the Named Officers on February 22, 1994. For additional information regarding the 1991 Stock Option Plan, see "Matter No. 4 -- Proposal to Approve Amendment to the 1991 Stock Option Plan."

(2) The potential realizable gain to all shareholders (based on 5,582,155 shares of USBANCORP Common Stock outstanding at December 31, 1994, with an assumed market price of $23.875) at 5% and 10% assumed annual growth rates over a term of ten years is provided as a comparison to the potential gain realizable by the Chief Executive Officer and the Named Officers at the same assumed annual rates of stock appreciation.

Option Exercises and Year-End Value Table

       The following table sets forth information concerning the exercise of options to purchase USBANCORP Common Stock by the Chief Executive Officer and the Named Officers during the year ended December 31, 1994, as well as the number of securities underlying unexercised options and potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 1994.


                     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END OPTION/SAR VALUE(1)

                                                       Number of Securities
                        Shares                        Underlying Unexercised         Value of In-the-Money
                       Acquired                     Options at December 31, 1994   Options at December 31, 1994(3)
                          on             Value
Name                 Exercise (#) Realized ($)(2) Exercisable(#) Unexercisable(#) Exercisable($)  Unexercisable($)
Clifford A. Barton...    5,667         17,877           ---              ---             ---            ---
Terry K. Dunkle......      800          2,600          5,201            4,666           2,709           ---
W. Harrison Vail.....      ---           ---           8,500            3,000          15,625           ---
Louis Cynkar.........      500          3,250          4,666            2,334           6,250           ---
Dennis J. Fantaski...      ---           ---           4,666            2,334           7,813           ---
Orlando B. Hanselman.      ---           ---           4,666            2,334           7,813           ---

_______________________

(1) Stock options were granted under the 1991 Stock Option Plan on February 22, 1994, January 19, 1993 and December 17, 1991. Options become exercisable as follows: one-third one year from date of grant; two-thirds, less the aggregate number previously exercised, two years from date of grant; and the remainder three years from date of grant.

(2) Represents the aggregate market value of the underlying shares of USBANCORP Common Stock at the date of exercise minus the aggregate exercise prices for options exercised.

(3) "In-the-money options" are stock options with respect to which the market value of the underlying shares of USBANCORP Common Stock exceeded the exercise price at December 31, 1994. The value of such options is determined by subtracting the aggregate exercise price for such options from the aggregate fair market value of the underlying shares of USBANCORP Common Stock on December 31, 1994. Fair market value was determined by reference to the average of the high and low sale prices of USBANCORP Common Stock as quoted on the Nasdaq Stock Market.

Retirement Plans

Pension Plan - U.S. Bank

       U.S. Bank maintains a qualified defined benefit retirement plan for its employees (the "U.S. Bank Plan"). Remuneration for pension benefit purposes is base pay excluding overtime, bonus or reimbursement of business expense. An employee's benefit under the U.S. Bank Plan is determined on the basis of Final Average Pay which means the average annual base pay received by an employee in the five consecutive years out of the ten ending before his normal retirement date for which the average is highest.

       U.S. Bank expects to make a contribution of $340,000 in 1995 for the 1994 plan year.

       Estimated annual benefits payable upon retirement at age 65 considering 15 years of service (25 years of service for highly compensated employees as such term is defined in IRC Section 414(q) of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to the specified remuneration are as follows:

                                     PENSION TABLE
                                       U.S. BANK
          Five Calendar Year
            Average Salary             Annual Benefit at
        Preceding Retirement         Normal Retirement Date
              $ 15,000                      $ 5,550
                25,000                        9,250
                40,000                       14,800
                60,000                       22,200
                90,000                       33,300
               100,000                       37,000
               120,000                       44,400
               140,000                       51,800
               150,000(1)                    55,500

_______________________

(1) Effective for retirements on or after January 1, 1994, annual compensation for Plan purposes may not exceed
       $150,000. Employees with compensation exceeding $150,000 in years before 1994 may have larger "preserved benefits."

       The above benefits are paid for the life of the employee with a right of survivorship with respect to ten years of post-retirement benefits. Other optional forms of benefit are available, in actuarially equivalent amounts. Current remuneration covered by the U.S. Bank Plan (base salary) in 1994 for Messrs. Dunkle and Cynkar was $215,375.00 and $127,350.00, respectively, subject to the $150,000 limitation. As of December 31, 1994, Mr. Dunkle was credited with seven years of service and Mr. Cynkar with nine years of service.

       Effective January 1, 1986, the USBANCORP Board of Directors adopted the U.S. Bank Plan for the benefit of employees of USBANCORP on the same terms and conditions as for employees of U.S. Bank. Contributions made by USBANCORP are limited to those employees whose base salaries are paid by USBANCORP.

       Effective July 11, 1994, JSB merged into U.S. Bank. Those employees of JSB who became employees of U.S. Bank, as of the date of merger, became members of the U.S. Bank Plan. JSB did not maintain a defined benefit pension plan, and so no assets or liabilities were transferred to the U.S. Bank Plan at the time of merger.

Supplemental Pension Plan

       The Board of Directors of U.S. Bank on February 20, 1981, adopted a Supplemental Pension Plan under which the Executive
Committee of the Board of Directors may from time to time designate executive officers of U.S. Bank as participants and specify the amount of supplemental pension payment the participant shall receive.

       A participating officer agrees to perform, after retirement, such advisory services as the Executive Committee may reasonably request and enters into a noncompetition agreement with U.S.
Bank. Upon his retirement from U.S. Bank, a participant will be entitled to receive supplemental monthly pension payments in a specified amount for a period of fifteen years. If he should die before retirement while in the service of U.S. Bank or if he should die after payment of benefits has commenced, the participant's spouse, if any, will be entitled to receive one-half of the specified amount for the remainder of the fifteen year period.

       No payments are currently being made under this plan. U.S. Bank purchased an annuity in 1988 for one retired officer who is the only present participant.

       USBANCORP has provided an additional pension for Mr. Barton. The additional pension benefit will be paid in monthly installments over Mr. Barton's lifetime with 180 monthly payments guaranteed. If death occurs before Mr. Barton receives
180 payments, the remaining payments will be made to his designated beneficiary. In 1994, USBANCORP made payments in the amount of $23,298 to Mr. Barton under this supplemental plan. USBANCORP has purchased a life insurance policy that will reimburse USBANCORP, after Mr. Barton's death, for the after-tax cost of all supplemental pension benefits, including the insurance premiums, and a factor for the use of money. The life insurance policy has been assigned to a Rabbi Trust established by USBANCORP to assist it in satisfying its obligations to Mr. Barton. Mr. Barton remains a general unsecured creditor of USBANCORP and the assets of the trust are subject to the claims of creditors.

       Mr. Barton's supplemental pension will provide him with a total retirement income equal to the income benefit he would have received if he had been a participant in the U.S. Bank Plan for all years of eligible service beginning with his initial date of employment with Three Rivers Bank, through his retirement at USBANCORP.

       USBANCORP has also provided additional life insurance and retirement benefit for Mr. Dunkle funded through a split-dollar life insurance policy. USBANCORP pays a portion of the premiums until Mr. Dunkle's normal retirement. At Mr. Dunkle's retirement, USBANCORP will recover, through a withdrawal from the policy, its cumulative premiums or the policy cash value if less. Mr. Dunkle will receive a paid-up life insurance policy that will include any remaining cash value. If Mr. Dunkle dies prior to retirement, USBANCORP will be reimbursed for its total premiums from the insurance proceeds. The annual premium paid by USBANCORP is $10,000 per year, and USBANCORP has an interest in the policy cash value equal to the lesser of its cumulative premiums or the policy cash value.

       The Compensation Committee determined that it was appropriate to provide additional supplemental retirement benefits to Mr. Dunkle commencing at his retirement, because recent revisions in Code regulations significantly limit retirement benefits payable to highly compensated executives under qualified pension, profit sharing, and 401(k) plans. Accordingly, on February 25, 1994, the Board of Directors of USBANCORP adopted a supplemental executive retirement plan ("SERP") for the benefit of Mr. Dunkle.

       The SERP will provide supplemental retirement benefits to Mr. Dunkle, which, in combination with benefits from all USBANCORP sponsored qualified and non-qualified pension plans, will ensure an appropriate total retirement benefit for Mr. Dunkle. The target retirement benefit is 55% of the final three-year average salary of Mr. Dunkle commencing at his normal retirement age of 65. Although the SERP is an unfunded plan, USBANCORP can set aside assets to meet its obligations under the plan. USBANCORP has purchased a life insurance policy on Mr. Dunkle's life. Assuming continuation of current interest rates and mortality charges, USBANCORP's total premium outlay will be completed by the time Mr. Dunkle attains normal retirement age. The policy is designed to accumulate sufficient cash value at Mr. Dunkle's retirement to allow USBANCORP to recover the after tax cost of each annual SERP payment. In addition, at Mr. Dunkle's death, tax-free life insurance proceeds will reimburse USBANCORP for all unrecovered costs associated with the plan. USBANCORP will not recover interest for the time value of money.

       The life insurance policy has been assigned to a Rabbi Trust established by USBANCORP to assist USBANCORP in satisfying its obligations to Mr. Dunkle. The Trust Company, as trustee, is the policy owner and beneficiary. Mr. Dunkle remains a general unsecured creditor of USBANCORP and the assets of the trust are subject to the claims of creditors.

       The Board of Directors also approved the purchase of an individual disability income policy for Mr. Dunkle. Mr. Dunkle has collaterally assigned the policy to USBANCORP so that in the event of his disability prior to retirement, the policy will pay USBANCORP a monthly benefit sufficient to pay the premium on the SERP life insurance policy on Mr. Dunkle's life. This would relieve USBANCORP of the obligations to pay premiums on the SERP policy if Mr. Dunkle becomes disabled, without reducing the promised SERP retirement benefits to Mr. Dunkle.

Retirement Plan - Three Rivers Bank

       Three Rivers Bank maintained a defined benefit pension plan that was established during 1970 (the "Three Rivers Plan").

       Effective July 1, 1993, the benefit formula of the Three Rivers Plan was revised to duplicate the benefit formula of the U.S. Bank Plan. Employees retiring on or after July 1, 1993, will receive a benefit based upon the U.S. Bank Plan formula but not less than the benefit earned through June 30, 1993, under the former Three Rivers Plan formula.

       Current remuneration covered by the Retirement Plan (base salary) in 1994 for Mr. Vail was $120,000. As of December 31,
1994, Mr. Vail was credited with ten years of service.

Retirement Plan - Community Savings

       Prior to June 30, 1993, Community Savings maintained a retirement plan (the "Community Plan") for all eligible employees.

       Effective July 1, 1993, the Community Plan was merged into the Three Rivers Plan. Assets and liabilities of the Community Plan were transferred to the Three Rivers Plan. Employees retiring on or after July 1, 1993, will receive a benefit based upon the Three Rivers Plan benefit formula but not less than the benefit earned through June 30, 1993, under the former Community Plan formula. At December 31, 1994, Mr. Fantaski had 6 years of credited service under the Community Plan. Current remuneration covered by the Community Plan in 1994 was $118,000.

Change in Control Agreements

       In 1994, USBANCORP entered into Change in Control Agreements (the "Agreements") with Messrs. Terry K. Dunkle, Louis Cynkar, Dennis J. Fantaski, Orlando B. Hanselman, and W. Harrison Vail, pursuant to which USBANCORP agreed to provide the executives with severance benefits upon the occurrence of certain enumerated events ("Triggering Events") following a change in control of USBANCORP ("Change in Control") (as defined in the Agreements).
The initial term of the Agreements is three years, subject to an automatic one year extension on each anniversary date thereof, unless either party gives notice to the other of an intention not to renew. Under the Agreements, upon the occurrence of a Triggering Event following a Change in Control, Mr. Dunkle would be entitled to receive approximately 2.99 times his combined salary and bonus which will be determined (a) during the initial three year term of the Agreement by reference to his highest salary and bonus paid in the year in which he is terminated or in any one of the last five fiscal years preceding such termination, and (b) after the expiration of the initial term, by reference to the average of the executive's combined salary and bonus in the preceding five years. The Change in Control Agreements for each of Messrs. Cynkar, Fantaski, Hanselman and Vail are identical, except that Messrs. Cynkar, Fantaski and Vail will receive one times their combined base salary and bonus and Mr. Hanselman will receive 1.5 times his combined base salary and bonus. The executives, in their discretion, may receive these payments in a lump sum or on a monthly installment basis. The Change in Control Agreements also entitle the executives to continued participation in the employee benefits plans of USBANCORP for a period of three years with respect to Mr. Dunkle, eighteen months with respect to Mr. Hanselman and one year with respect to the other executives. In addition, the Agreements provide that options held by the executives to acquire USBANCORP Common Stock, to the extent not currently exercisable, will become immediately exercisable upon the occurrence of a Triggering Event following a Change in Control and may be exercised by the executives at any time prior to the earlier of the expiration date of the options or 90 days after the executive's termination. The Agreements also require USBANCORP to make additional payments to the executives in the event that the severance payments described above result in the imposition of an excise tax, pursuant to
Section 4999 of the Code on the payment of such amounts.

Performance Graph

       Set forth is a graph comparing the yearly percentage change in the cumulative total shareholder return on USBANCORP Common Stock against the Nasdaq Stock Market (U.S. Companies) and the NASDAQ Bank Stocks for the five years beginning January 1, 1990 and ended December 31, 1994.


                                        Legend

Symbol    Index Description             12/31/89    12/31/90    12/31/91    12/31/92    12/31/93    12/31/94
          USBANCORP, INC., PA            100.0        100.3       142.4       180.6       202.1       186.1

          Index for Nasdaq Stock
            Market (US Companies)        100.0         84.9       136.3       158.6       180.9       176.9

          Index for Nasdaq Bank
            Stocks                       100.0         73.2       120.2       174.9       199.3       198.7


                                     MATTER NO. 2

                            PROPOSAL TO APPROVE INDEPENDENT
                            DIRECTORS ANNUAL RETAINER PLAN

       USBANCORP adopted in 1994 an Independent Directors Annual Retainer Plan (the "Retainer Plan"), under which each independent director of USBANCORP is paid an annual retainer (the "Retainer") in the amount of Six Thousand Dollars ($6,000) payable in USBANCORP Common Stock. The Retainer Plan was designed to more closely align the interests of USBANCORP directors with those of its shareholders by having an annual retainer paid in shares of USBANCORP Common Stock.

       Under the Retainer Plan, the total number of shares of USBANCORP Common Stock awarded to a director is determined by dividing the amount of the retainer by the fair market value of the USBANCORP Common Stock on the date the shares are acquired. The Retainer is paid to each independent director on the last business day of the month in which the annual meeting of shareholders is held (the "Payment Date"). Directors whose service in any year begins after such date receive a pro rated amount of the retainer based on the number of months he or she served as a director with full credit given to the month in which he or she became a director. Such pro rated amount is paid annually on the first business day of December (the "Supplemental Payment Date"). Under the Retainer Plan, on the Payment Date or Supplemental Payment Date, as the case may be, the aggregate dollar amount of the Retainer is immediately delivered by USBANCORP, or an affiliate of USBANCORP, to an independent broker/dealer for the purpose of acquiring USBANCORP Common Stock in open market transactions. USBANCORP pays any brokerage commissions incurred in connection with the acquisition of USBANCORP Common Stock under the Retainer Plan.

       The payment of the Retainer is administered by the Compensation Committee and the Trust Company acts as custodian with respect to the USBANCORP Common Stock acquired with the Retainer. The Compensation Committee has no authority to
(a) select the participants, (b) determine the awards to be granted, or the number of shares of USBANCORP Common Stock to be issued or the times at which such awards are to be granted,
(c) establish the duration or nature of the awards, or (d) modify any terms or conditions specified in the Retainer Plan.

       The Retainer Plan may not be modified or amended by the Board of Directors more often than once every six months except for modifications or amendments required to be made to the Retainer Plan for it to comply with the Code, the Employee Retirement Income Security Act and the rules and regulations promulgated thereunder. Subject to the foregoing, the Retainer Plan may be modified or amended by the Board, without shareholder approval so long as the modification or amendment is not of a material nature.

       Set forth in the table below is the aggregate amount paid to the independent directors in 1994 under the Retainer Plan and the aggregate number of shares of USBANCORP Common Stock awarded under the Retainer Plan.

                    Independent Directors Annual Retainer Plan(1)

                                           Number of Shares of
                  Dollar Value ($)(2)   USBANCORP Common Stock(3)
Independent
Directors              $77,277                   3,339

_________________

(1) Fourteen members of the Board of Directors of USBANCORP were eligible to participate in the Retainer Plan in 1994. Messrs. Barton, Dewar and Edwards received a pro rated amount of the Retainer as Director Barton's service because an independent director of USBANCORP began in February 1994, and Directors Dewar and Edwards were appointed to the Board in July 1994.

(2) Based upon the purchase of 3,099 shares of USBANCORP Common Stock at $23.00 per share and 240 shares of USBANCORP Common Stock at $25.00 per share.

(3)    With the exception of Director Barton who received
       239 shares and Directors Dewar and Edwards who each received 120 shares, each independent director was awarded 260 shares of USBANCORP Common Stock.

       Shareholder approval of the Retainer Plan is being sought for the purpose of causing the Retainer Plan to qualify for an exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to the exemption
(a) each independent director will qualify as a disinterested administrator for purposes of administration of other employee benefit plans, and (b) the award of shares of USBANCORP Common Stock thereunder will be exempt from the short swing profit rules of Section 16 of the Exchange Act.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE RETAINER PLAN. The affirmative vote of a majority of all votes cast at the Annual Meeting is required to adopt the Retainer Plan. All proxies will be voted "FOR" adoption of the Retainer Plan unless a shareholder specifies to the contrary on such shareholder's proxy card.

                                     MATTER NO. 3

                  PROPOSAL TO APPROVE EXECUTIVE ANNUAL INCENTIVE PLAN

       The Board of Directors of USBANCORP believes that USBANCORP's Executive Annual Incentive Plan (the "Incentive
Plan") constitutes an important part of USBANCORP's compensation program and, accordingly, has adopted an amended and restated executive annual incentive plan.

       The Incentive Plan has been designed to (a) focus management on explicit annual performance objectives for USBANCORP and its subsidiaries, the achievement of which the Board believes will contribute to the attainment of USBANCORP's long term goals, (b) reinforce management's focus on achieving higher returns for USBANCORP's shareholders, (c) provide compensation opportunities that are competitive with other financial institutions in USBANCORP's peer group, and (d) control overhead and improve performance by basing a portion of management's total compensation upon the achievement of certain specified performance goals.

       The Incentive Plan is administered under the direction of the Compensation Committee. The Compensation Committee has the authority under the Incentive Plan to: (a) approve plan participants, (b) establish performance targets, (c) establish participant reward opportunities, (d) determine the timing and amount of award distributions, and (e) establish such other measures as the Compensation Committee may deem necessary to accomplish the objectives of the Incentive Plan. The Compensation Committee also has the authority under the Incentive Plan to construe and interpret the Incentive Plan and to make any changes to the Incentive Plan the Compensation Committee deems necessary. Shareholder approval of any such change would not be required unless such modification or change was deemed material. Any decision of the Compensation Committee shall be binding on all parties, including USBANCORP, its subsidiaries and the participants in the Incentive Plan. The Compensation Committee has the authority, in its sole discretion, to terminate the Incentive Plan at any time.

       The Incentive Plan provides for the grant of cash and stock awards to those executive officers of USBANCORP and its subsidiaries who are in a position to substantially contribute to the financial success of USBANCORP and/or its subsidiaries.
Under the Incentive Plan, executive officers are placed in one of five categories based upon the capacity in which they are serving as an officer of USBANCORP or its subsidiaries. The officers classification dictates the maximum award opportunities available to the officer.

       Under the Incentive Plan, the Chief Executive Officer of USBANCORP, after consultation with the Chief Executive Officers of USBANCORP's banking subsidiaries, recommends, in writing to the Compensation Committee, the officers who he believes are entitled to participate in the Plan and the class to which each
officer should be assigned.   The recommendations are subject to
the approval of the Compensation Committee.

       The amount of the award, if any, to be granted to participants under the Incentive Plan is based upon the attainment by USBANCORP and/or its subsidiaries of certain specified performance goals including the following: (a) the return on equity of USBANCORP as compared to other financial institutions in USBANCORP's peer group, (b) the total return to shareholders of USBANCORP as compared to other financial institutions in USBANCORP's peer group, (c) USBANCORP's rating as determined by a nationally recognized bank consulting firm that utilizes a letter grading and percentile ranking system which compares the capital adequacy, asset quality, return on average assets, and liquidity of USBANCORP to other financial institutions in USBANCORP's peer group, (d) USBANCORP's banking subsidiaries' pre-tax returns on assets as compared to pre-established budgeted pre-tax return on assets for the subsidiaries, and (e) an evaluation of each participant's performance using USBANCORP's performance appraisal system. The classification of a participant dictates the weight that each of the above performance measures is given by the Compensation Committee.

       Earned awards will be paid in the form of 50% cash and 50%
USBANCORP Common Stock.

       Set forth in the table below is information regarding the awards that have been paid to each of the following participants under the Incentive Plan which was in effect for the fiscal year ended December 31, 1994.

                                        EXECUTIVE ANNUAL INCENTIVE PLAN
                                        __________________________________


                                                      Number of Shares
                                       Total            of USBANCORP      Cash
Name and Position               Dollar Value ($)(1)     Common Stock     Award
Clifford A. Barton,                      ---                 ---             ---
  Retired; Former Chairman,
  President and Chief
  Executive Officer of
  USBANCORP and Chairman
  of the Board of U.S. Bank,
  Three Rivers Bank,
  Community and
  the Trust Company

Terry K. Dunkle,                         ---                 ---             ---
Chairman, President
  and Chief Executive
  Officer of USBANCORP
  and Chairman of the Board
  of U.S. Bank, Three Rivers
  Bank, Community and the
  Trust Company

W. Harrison Vail                         ---                 ---             ---
President and Chief
  Executive Officer of
  Three Rivers Bank

Louis Cynkar                           9,551                  86        7,637.50
President and Chief
  Executive Officer of
  U.S. Bank

Dennis J. Fantaski                       ---                 ---             ---
President and Chief
Executive Officer of
Community and Community
Savings

Orlando B. Hanselman                     ---                 ---             ---
Executive Vice President,
Chief Financial Officer
and Manager Corporate
Services.

Named Executives as a group            9,551                  86        7,637.50

Independent directors                    ---                 ---             ---
  as a group

Other officers                        43,755                 413       34,565.75
  and employees as a group

_____________________

       (1) The sum of (a) the cash award and (b) the product of: (i) the price paid by USBANCORP to acquire the share of USBANCORP Common Stock in the open market of $22.25, and (ii) the number of shares granted under the Incentive Plan.

       Shareholder approval of the Incentive Plan is being sought for the purpose of causing the Incentive Plan to qualify for an exemption from Section 16(b) of the Exchange Act. Pursuant to the exemption, awards of shares of USBANCORP Common Stock under the Incentive Plan will be exempt from the short swing profit rules of Section 16 of the Exchange Act.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE INCENTIVE PLAN. The affirmative vote of a majority of all votes cast at the Annual Meeting is required to adopt the Incentive Plan. All proxies will be voted "FOR" adoption of the Incentive Plan unless the shareholders specifies to the contrary on such shareholder's proxy card.

                                     MATTER NO. 4

                             PROPOSAL TO APPROVE AMENDMENT
                               TO 1991 STOCK OPTION PLAN

             The Board of Directors of USBANCORP believes that USBANCORP's stock option program constitutes an important part of its compensation program and, accordingly, USBANCORP has adopted, subject to shareholder approval, an amendment to the USBANCORP, Inc. 1991 Stock Option Plan (the "Option Plan") solely to increase the number of shares of USBANCORP Common Stock available for issuance thereunder from 128,000 shares to 285,000 shares.

             The purpose of the Option Plan is to enhance the performance focus of the executives of USBANCORP and its subsidiaries. By encouraging ownership of USBANCORP Common Stock among those employees who have significant roles in USBANCORP's success, the Option Plan more closely aligns the interests of its employees with those of its shareholders, which USBANCORP believes ultimately benefits its shareholders. Moreover, USBANCORP believes that the Option Plan has a positive effect on USBANCORP's ability to attract, motivate and retain employees of outstanding skill and ability.

             Since its adoption in 1991 through December 31, 1994, USBANCORP has issued options under the Option Plan to acquire 89,500 shares of USBANCORP Common Stock. The amendment to the Option Plan, if approved by the shareholders of USBANCORP, would increase the number of shares currently available for future grants to 195,500.

The Option Plan

             The principal features of the Stock Option Plan are described below.

             The Option Plan, as amended, authorizes a Committee (the "Stock Option Committee") to grant options to purchase up to an additional 157,000 shares of USBANCORP Common Stock for a total of 285,000 shares to eligible employees of USBANCORP.
Under the Option Plan, the Committee has full and final authority to (a) grant stock options, (b) determine to whom such options shall be granted, (c) determine the number of shares to be covered by such options, and (d) interpret the Option Plan and prescribe rules and procedures it deems necessary and advisable for the administration of the Option Plan. Under the Option Plan, the Stock Option Committee must consist of at least three members of the Board of Directors, none of whom may be or were, within one year prior to becoming a member of the Stock Option Committee, eligible for a grant of stock options under the Option Plan.

             Under the Option Plan, the Stock Option Committee may grant (a) incentive stock options (as defined in Section 422 of the Code, as amended) and/or (b) non-statutory qualified stock options (options which do not qualify under Section 422 of the Code). Options granted under the Option Plan become exercisable by the optionee in the amount of one-third on or after the first anniversary date of the grant, two-thirds on or after the second anniversary date of the grant, and the remainder after the third anniversary of the date of the grant. Incentive stock options expire by their terms after ten years (five years in the case of an employee owning 10% or more of USBANCORP Common Stock) from their date of grant. Nonqualified stock options expire ten years and six months from their date of grant.

             The exercise price of an option is determined by the Stock Option Committee but must be at least 100% of the fair market value per share of USBANCORP Common Stock (as defined in the Option Plan). The option price may be paid in cash and/or in shares of USBANCORP Common Stock owned by the optionee.

             Shares issued or delivered under the Option Plan may be either authorized, but unissued shares or treasury shares as determined from time to time by the Board. If any option granted under the Option Plan is cancelled or expires without having been exercised in full, the number of shares subject to such option will be available for purposes of the Option Plan.

             If a stock dividend, stock split or related distribution is made upon the USBANCORP Common Stock, the shares subject to an outstanding option will be adjusted or substituted to give effect to such distribution. No fractional shares will be issued under the Option Plan. Any fractional shares arising from a distribution described above will be eliminated and not carried forward to any subsequent adjustments or substitutions required pursuant to the terms of the Option Plan.

             Salaried employees of USBANCORP or its subsidiaries with executive, managerial, technical or professional responsibility are eligible to participate in the Option Plan.

             Stock options granted under the Option Plan are not transferrable except by an optionee by will or by the operation of the laws of descent and distribution. If an optionee voluntarily terminates his or her employment, options held by such optionee may be exercised to the extent they are exercisable on the date of his or her termination at any time prior to the earlier of (a) the expiration date of the option, or (b) three months from the date of termination. If an employee retires under a retirement plan of USBANCORP or its subsidiaries or becomes disabled, any outstanding options held by the optionee, may be immediately exercised in full by the optionee (whether or not exercisable on the date of termination of employment) at any time prior to the earlier of (a) the expiration date of the option, or (b) (i) with respect to an employee who retires, the date which is three months after the date of termination of employment and (ii) with respect to an employee who becomes disabled, one year after the date of termination of employment. Options held by the estate of a deceased employee may at any time be exercised in full by the person or persons entitled to do so under the will or by operation of law at any time prior to the expiration date of the option or within one year from the date of death, whichever is earlier. If employment of an optionee terminates for any other reason, the right of such optionee to exercise any options shall terminate as of the date of termination.

             The obligation of USBANCORP to issue or deliver shares of USBANCORP Common Stock under the Option Plan is subject to such issuance and delivery being in compliance with all applicable laws, regulations, rules and orders which may be in effect at that time.

             Generally, options become exercisable, in full, within three years from the date of issuance. However, upon the occurrence of certain events, outstanding options will become immediately exercisable for a period of sixty days. These events include (a) a tender offer or an exchange offer commenced by a person or group, other than USBANCORP, for shares of USBANCORP Common Stock, (b) the acquisition by any person or group of shares of USBANCORP Common Stock that gives them the right to vote 20% or more of all shares entitled to vote for the election of directors, (c) the filing by any person or group of its or their intention or possible intention to acquire or change control of USBANCORP, (d) as of any date, the persons who constituted the majority of the Board of Directors of USBANCORP during the two period prior to such date cease to constitute at least the majority thereof, unless the election or nomination for election by shareholders of USBANCORP of each new director was approved by a vote of at least two-thirds of the directors still then in office who were directors at the beginning of the two year period, and (e) approval by the shareholders of USBANCORP of an agreement providing for (i) the merger or consolidation of USBANCORP with another corporation where (A) present shareholders of USBANCORP will not thereafter beneficially own shares of the resulting entity in an amount equal to at least 40% of all voting shares of the resulting entity entitled to vote for the election of directors, or (B) members of the Board of Directors of USBANCORP immediately prior to the merger or consolidation do not immediately thereafter constitute a majority of the Board of Directors of the resulting entity or (ii) the sale or disposition of all or substantially all of the assets of USBANCORP.

             The Board may amend, suspend or terminate the Option Plan at any time without shareholder approval; provided, however, that the Board may not, without shareholder approval, amend the Option Plan to (a) increase the total number of shares that may be issued, (b) increase the total number of shares issued pursuant to any option granted to any one optionee, or (c) make any change in the class of eligible employees or set forth a period during which stock options may be granted.

Tax Consequences

             The Option Plan permits eligible employees of USBANCORP and its subsidiaries to receive grants of incentive stock options, which qualify for certain tax benefits. In addition, the Option Plan permits eligible employees of USBANCORP to receive grants of nonqualified stock options, which do not qualify for special tax benefits.

             The Option Plan is not a qualified plan under Code
Section 401(a). USBANCORP has been advised that under the Code the following federal income tax consequences will result when incentive stock options or nonqualified stock options, or any combination thereof, are granted or exercised, although the following is not intended to be a complete statement of the applicable law.

Incentive Stock Options

             An optionee generally will not be deemed to receive any income for federal income tax purposes at the time an incentive stock option is granted, nor will USBANCORP be entitled to a tax deduction at that time. Upon the sale or exchange of the shares at least two years after the grant of the option and one year after receipt of the shares by the optionee upon exercise, the optionee will recognize long-term capital gain or loss upon the sale of such shares equal to the difference between the amount realized on such sale and the exercise price.

             If the foregoing holding periods are not satisfied or the option is exercised more than three months after the optionee's employment with USBANCORP has terminated, the optionee will recognize upon the sale of the underlying shares, ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. If the sale price exceeds the fair market value on the date of exercise, the gain in excess of the ordinary income portion will be treated as either long-term or short-term capital gain, depending on whether the stock has been held for more than 12 months after the date of sale. Any loss on disposition is a long-term or short-term capital loss, depending upon whether the optionee held the stock for more than 12 months. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is a director or 10 percent shareholder of USBANCORP or an officer of USBANCORP subject to Section 16(b) of the Exchange Act. If USBANCORP cancels an option, the optionee recognizes income to the extent of the amount paid by USBANCORP to cancel the option over the optionee's basis in such option, if any.

             No income tax deduction will be allowed to USBANCORP with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided that such shares are held at least two years after the date of grant and at least one year after the date of exercise. However, if these holding periods are not satisfied, USBANCORP may deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares.

             The exercise of an incentive stock option and the sale of stock acquired by such exercise could subject an optionee to alternative minimum tax liability for federal income tax purposes.

Nonqualified Stock Options

             An optionee will not be deemed to receive any income for federal income tax purposes at the time a nonqualified stock option is granted, nor will USBANCORP be entitled to a tax deduction at that time. At the time of exercise, however, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise of the option over the option price of such shares. USBANCORP is allowed a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee due to the exercise of a nonqualified stock option.

Stock-for-Stock Exchange

             An optionee who exchanges "statutory option stock" of USBANCORP in payment of the purchase price upon the exercise of an incentive stock option will be deemed to make a "disqualifying disposition" of the statutory option stock so transferred unless the applicable holding requirements (two years from the date of the grant and one year after the exercise of an incentive stock option) with respect to such statutory option stock are met after the exercise of incentive stock options but also upon the exercise of qualified stock options and stock acquired under certain other stock purchase plans. If an optionee exercises nonqualified stock options by exchanging previously-owned statutory option stock, the Internal Revenue Service has ruled that the optionee will not recognize gain on the disposition of the statutory option stock (assuming the holding period requirements applicable to such statutory option stock have been satisfied) because of the non-recognition rule of Code
Section 1036.

New Plan Benefits and Distribution Table

       The following table shows as to the following participants
(i) the number of option shares that were granted in 1994 under the Option Plan; and (ii) the aggregate number of option shares granted under the Option Plan since its adoption in 1991.

Name and Position(2)(3)                     Options Granted(1)

                                                  From Inception
                                         1994     of Option  Plan
Clifford A. Barton,                       ---           9,000
   Retired; Former Chairman,
   President and Chief Executive
   Officer of USBANCORP and
   Chairman of the Board of
   U.S. Bank, Three Rivers Bank,
   Community and the Trust Company

Terry K. Dunkle,                         5,000         19,000
   Chairman, President and Chief
   Executive Officer of USBANCORP
   and Chairman of the Board of
   U.S. Bank, Three Rivers Bank,
   Community and the Trust Company
W. Harrison Vail                         2,500         13,000
   President and Chief Executive
   Officer of Three Rivers Bank

Louis Cynkar                             2,500          8,500
   President and Chief Executive
   Officer of U.S. Bank

Dennis J. Fantaski,                      2,500          8,500
   President and Chief Executive
   Officer of Community and
   Community Savings

Orlando B. Hanselman,                    2,500          8,500
   Executive Vice President,
   Chief Financial Officer and
   Manager Corporate Services
   of USBANCORP

Named Executives as a group             15,000         66,500

Independent directors as a                 ---            ---
   group

Other officers                          10,500         23,000
   and employees as a group
___________________

(1) The exercise price of the options granted in 1994, was $23.875 per share. The weighted average exercise price of the options granted since the inception of the Option Plan through December 31, 1994, is $20.00. The fair market value of USBANCORP Common Stock on March 7, 1995, was $22.50.

(2) Except for the Chief Executive Officer and certain of the Named Officers, none of the nominees for director have been issued options under the Option Plan.

(3) No Options have been issued to any associates of any of the directors, executive officers or nominees for director of USBANCORP and except as disclosed in the table above, no person has received options to purchase five percent (5%) or more of the total shares authorized for issuance under the Option Plan.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE 1991 STOCK OPTION PLAN. The affirmative vote of a majority of all votes cast at the Annual Meeting is required to adopt the Option Plan. All proxies will be voted
"FOR" adoption of the amendment to the Option Plan unless a shareholder specifies to the contrary on such shareholder's proxy card.

                                 FINANCIAL INFORMATION

       Requests for printed financial material for USBANCORP or any of its subsidiaries - annual or quarterly reports, Forms 10-K and 10-Q and Call Reports - should be directed to Orlando B.
Hanselman, Executive Vice President, Chief Financial Officer, and Manager Corporate Services, USBANCORP, Inc., Main & Franklin Streets, P.O. Box 670, Johnstown, PA 15907-0670, telephone (814) 533-5319.

                             TRANSACTIONS WITH MANAGEMENT

       Certain directors, nominees and executive officers and/or their associates were customers of and had transactions with USBANCORP or its subsidiaries during 1994. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than normal risk of collectability or present other unfavorable features. These loans represented in the aggregate less than 11% of shareholders' equity as of December 31, 1994.

       Mr. Adams, a director of USBANCORP and Three Rivers Bank, is a partner in a law firm which rendered services to Three Rivers
Bank during 1994 and will render such services in 1995.

                                       AUDITORS

       Arthur Andersen & Co. has audited USBANCORP's financial statements for the fiscal year ended December 31, 1994, and the report on such financial statements appears in the Annual Report to Shareholders. Arthur Andersen & Co. has been selected by the USBANCORP Board of Directors to perform an examination of the consolidated financial statements of USBANCORP for the year ending December 31, 1995.

       Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                     OTHER MATTERS

       The Board of Directors knows of no other matters to be presented at the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

                    SHAREHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

       Any shareholder desiring to present a proposal to be considered at the 1996 Annual Meeting of Shareholders should submit the proposal in writing to: Terry K. Dunkle, Chairman, President and Chief Executive Officer, USBANCORP, Inc., Executive Offices, Main and Franklin Streets, P.O. Box 670, Johnstown, PA 15907-0670 no later than November 23, 1995.

                                        By Order of the Board of Directors


                                        /s/ Betty L. Jakell
                                        Betty L. Jakell
                                        Secretary


March 22, 1995
                                      APPENDICES


1.     Appendix A - Proxy for Annual Meeting of Shareholders of
       USBANCORP, Inc.

2.     Appendix B - Independent Directors Annual Retainer Plan.

3.     Appendix C - Executive Annual Incentive Plan.

4.     Appendix D - 1991 Stock Option Plan.

                                      APPENDIX A

              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF USBANCORP, INC.

       The undersigned shareholder(s) of USBANCORP, Inc., Johnstown, Pennsylvania do(es) hereby appoint Earl F. Glock and James V. Saly, or either one of them my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of said Corporation standing in my
(our) name(s) on its books on March 7, 1995 at the Annual Meeting of its Shareholders to be held at the Sheraton Inn Greensburg, Route 30 East, 100 Sheraton Drive, Greensburg, Pennsylvania 15601-9383 on Tuesday, April 25, 1995, at 1:30 p.m., or any
adjournment(s) thereof, as follows:

       Mark an "X" in the box below to indicate your vote.

1.     Election of Directors
       FOR all nominees listed below (except as
         marked to the contrary below)                             [ ]
       WITHHOLD AUTHORITY to vote for all
         nominees listed below                                     [ ]

Special instructions: TO WITHHOLD authority to vote for any individual nominee(s), draw a line through the nominee's name(s) below.

                      Class III Directors For Terms Expiring 1998

Michael F. Butler            Terry K. Dunkle                 John H. Kunkle, Jr.
James C. Dewar               Dennis J. Fantaski              Jack Sevy


2.     Directors Annual Retainer Plan
       FOR approval of Retainer Plan                               [ ]
       AGAINST approval of Retainer Plan                           [ ]
       ABSTAIN                                                     [ ]


3.     Executive Annual Incentive Plan
       FOR approval of Incentive Plan                              [ ]
       AGAINST approval of Incentive Plan                          [ ]
       ABSTAIN                                                     [ ]


4.     1991 Stock Option Plan
       FOR approval of an amendment to the
        Option Plan                                                [ ]
       AGAINST approval of an amendment to
        the Option Plan                                            [ ]
       ABSTAIN                                                     [ ]

                    (Proxy contained on reverse side)
5. In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED SHALL
BE VOTED IN FAVOR OF ITEMS 1 THROUGH 4, AND IN THE BEST JUDGMENT
OF THE PERSONS NAMED IN THIS PROXY WITH RESPECT TO ITEM 5.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
MAY BE REVOKED PRIOR TO EXERCISE.

This will ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof. Said attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at said meeting or any adjournment thereof. I
(we) hereby revoke all proxies by me (us) heretofore given for any meeting of Shareholders of said Corporation.

Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated March 22, 1995.

If you plan on attending the meeting in person, indicate in the
box below.  WILL ATTEND   [ ]


                                        ___________________________________
                                               Signature of Shareholder

                                        ___________________________________
                                               Signature of Shareholder

                                        Please date and sign exactly as
                                        your name(s) appear(s) hereon.
                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        etc., you should indicate your full
                                        title.  If stock is in joint
                                        name(s), each joint owner should
                                        sign.

                                        Date:________________________, 1995


            Please sign and return promptly in enclosed addressed envelope

                                      APPENDIX B

                                    USBANCORP, INC.
              RESOLUTIONS RE:  INDEPENDENT DIRECTORS ANNUAL RETAINER PLAN


             WHEREAS, the Management Compensation Committee recommended that an annual retainer in the amount of $6,000 be paid to each independent director of the Company in Company common stock in lieu of cash;

             WHEREAS, the Board of Directors deems it to be in the best interest of the Company that the annual retainer be paid pursuant to a formula plan, as defined in Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), and set forth in standing resolutions of the Board of Directors, permitting each independent director to qualify as a disinterested administrator, pursuant to Rule 16b-3(c)(2)(i)(A), for purposes of administration of other employee benefit plans of the Company; and

             WHEREAS, the Board of Directors deems it to be in the best interest of the Company that the payment of such annual retainer comply with Section 16 of the Act, permitting shares awarded thereunder to be exempt from Section 16(b) of the Act by virtue of Rule 16b-3.

             NOW, THEREFORE BE IT:

             RESOLVED, that each independent Director of the Company be paid an annual retainer (the "Retainer"), in the amount of $6,000 and that such amount shall be delivered by the Company, or an affiliate of the Company, to an independent broker dealer for the purpose of acquiring Company Common Stock in open market transactions.

             RESOLVED, that the Retainer shall be paid to each independent Director, and the amount of the Retainer shall be delivered to the independent broker dealer annually, on the last business day of the month in which the Annual Meeting of Shareholders is held (the "Payment Date"), or, for an independent Director whose service in any year begins after such date, the Retainer shall be pro rated, with full credit given to the month in which he became a director, and shall be paid, annually, on the first business day of December;

             RESOLVED, that the total number of shares of Company common stock included in each stock award will be determined by dividing $6,000 by the fair market value of the common stock on the Payment Date or, in the case of a Director whose service in any year begins after such date, on the first business day of December.

             RESOLVED, that the Company is authorized to pay any brokerage commissions incurred in connection with the acquisition of Company Common Stock with the Retainer;

             RESOLVED that USBANCORP Trust Company is authorized to act as custodian with respect to any Company Common Stock acquired with the Retainer;

             RESOLVED, that stock received pursuant to these resolutions must be held by each independent Director for at least six (6) months from the date of grant of such common stock and thereafter may be sold only in accordance with the rules and regulations of the Securities and Exchange Commission;

             RESOLVED, that no amendment or modification may be made to these resolutions more often than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations promulgated thereunder;

             RESOLVED that the payment of the Retainer shall be administered by the Management Compensation Committee (the "Committee"), which Committee has no authority, discretion or power to (i) select the participants, (ii) determine the awards to be granted or the number of shares of stock to be issued or the times at which such awards are to be granted, (iii) establish the duration or nature of the awards or (iv) after any terms or conditions specified herein, except in the sense of administering the payment of the Retainer subject to the provisions of these resolutions;

             RESOLVED, that the proper officers of the Company are authorized and directed to present these resolutions to the shareholders at the next Annual Meeting of Shareholders; and

             FURTHER RESOLVED, that the proper officers of the Company are hereby authorized and directed, for and on behalf of the Company, to take any and all such actions, and to execute, deliver and file any and all such documents, instruments, and papers as they, in their discretion, deem necessary or advisable to carry out the intent of the foregoing resolutions.

                                      APPENDIX C


USBANCORP, Inc.

and Subsidiaries



EXECUTIVE ANNUAL INCENTIVE PLAN



                                                                  March 1995

                                   TABLE OF CONTENTS

PARAGRAPH                                                                 PAGE


I.     PLAN OBJECTIVES. . . . . . . . . . . . . . . . . . . . . . . . .    1

II.    PLAN ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . .  .   1

III.   PLAN PARTICIPATION . . . . . . . . . . . . . . . . . . . . . .  .   2

IV.    PAY/PERFORMANCE LINKAGE. . . . . . . . . . . . . . . . . . . .  .   3

V.     PERFORMANCE MEASURE WEIGHTINGS . . . . . . . . . . . . . . . .  .   3

VI.    PAYMENT OF AWARDS. . . . . . . . . . . . . . . . . . . . . . .  .   3

I.     PLAN OBJECTIVES

       The purposes of this Plan are to:

       A. Communicate and focus management on explicit annual performance objectives for USBANCORP, Inc. (the "Corporation") and subsidiaries ("Banks"), the achievement of which contribute to the attainment of the Corporation's long-term goals.

       B. Reinforce senior management's focus on achieving higher returns to shareholders.

       C. Provide compensation opportunities which are competitive with other peer banking institutions.

       D. Help control overhead and improve overall performance by placing a portion of management's annual compensation at risk.

II.    PLAN ADMINISTRATION

       A. The Plan shall be administered under the direction of the Compensation Committee of the Corporation (the
             "Committee").

       B. The Committee has full authority, within the limits of the Plan, to:

             1.     approve Plan participants;
             2.     establish performance targets;
             3.     establish participant reward opportunities;
             4. determine the timing and amount of award distributions; and
             5. establish such other measures as may be necessary to the objectives of the Plan.

             The Committee shall receive input from the CEO of the Corporation regarding participation of positions other than senior management.

       C. The Committee may authorize an adjustment to the payments determined under preestablished schedules if extraordinary circumstances have occurred and such adjustments would better serve the purpose of the Plan. The Committee may also adjust award payments if it determines that performance results have not been consistent with longer-term financial and operational objectives such as dividend distributions, appropriate leverage ratios, adequate loan loss reserves, etc.

       D. The Committee has full authority to construe and interpret the Plan and to make any changes deemed necessary. The decisions shall be final, conclusive and binding on all parties, including the Corporation and/or Banks, and participating staff members. The Committee has full authority to terminate the Plan in its sole discretion.

III.   PLAN PARTICIPATION

       A.    Eligibility

             Awards under this Plan may be made only to officers and key executives of the Corporation and/or Banks who are in a position to substantially contribute to the financial success of the Corporation and/or Banks.

       B. The Chief Executive Officer of the Corporation with input from the CEOs of the Banks shall recommend, in writing to the Committee, the staff members who are to be participants under the Plan for each award period. These recommendations are to be effective only after they have been approved by the Committee.

       C. At the Committee's discretion, participants may be added to the Plan during the first six months of the year and may participate based upon their earnings for the time participated during the year.

       D. Termination of employment during a year when awards are made:

             1. In the event of the resignation or discharge of a participant during an award cycle, participation in the Plan will cease and no award will be earned for the Plan year; however, the Committee may elect to make an exception and pay a full or partial award.

             2. In the event of disability or retirement of the participant within the provisions of the pension plan or other policies of the Corporation and/or Banks, the participant shall be paid a pro rata amount based upon time employed during the period.

             3. In the event of the death of a participant during an award period, the participant's designated beneficiary shall be paid a pro rata amount based upon time employed during the period.

             4. In the event a participant resigns or is dismissed due to divestiture, corporate restructuring, or job elimination, the participant, at the discretion of corporate CEO, shall be paid a pro rata amount based upon time employed during the period.

       E. Awards will be prorated accordingly for participants who are moved between grades or between the Corporation and a Bank during any Plan year.

       F. Awards are not assignable and there is no entitlement to award or implicit continued employment by virtue of participation in the Plan.

       G. Participants who take a paid leave of absence during a Plan year will continue to participate in the Plan but will not participate if the absence is an unpaid leave.

IV.    PAY/PERFORMANCE LINKAGE

       Awards are based upon up to five measures of corporate, subsidiary, and individual performance. Performance measures include: USBANCORP return on equity, returns to shareholders of USBANCORP common stock, USBANCORP's financial soundness as measured by an independent firm's CAMEL rating, pre-tax return on assets of USBANCORP subsidiaries, and individual performance as evaluated using the Company's formal performance appraisal system.

V.     PERFORMANCE MEASURE WEIGHTINGS

       Plan participants' incentive opportunities will be allocated across corporate, subsidiary (where appropriate), and individual performance objectives. All participants will have a corporate component to their incentive opportunities. The CEO of the holding company will not have an individual component to his/her annual incentive opportunity, thus it is based entirely on quantifiable performance objectives.

VI.    PAYMENT OF AWARDS

       Awards will be subject to required payroll deductions with 50% of the award payable in USBANCORP, Inc. stock and 50% in cash credited to participant's checking account in a lump sum. Awards will be paid after all calculations are made and approved by the Compensation Committee which generally will take place in February or March following the close of the Plan year. This Plan will become effective for the fiscal year commencing January 1, 1995, and shall continue in effect each fiscal year thereafter until amended or terminated by the Compensation Committee.

                                      APPENDIX D











                                    USBANCORP, INC.


                                1991 STOCK OPTION PLAN






                                  August 23, 1991, as
                             amended on February 24, 1995

                                    USBANCORP, INC.

                                1991 STOCK OPTION PLAN


             The purposes of the 1991 Stock Option Plan (the "Plan") are to encourage eligible employees of USBANCORP, INC. (the "Corporation") and its Subsidiaries, including Directors and officers of the Corporation who are employees, to increase their efforts to make the Corporation and each Subsidiary more successful, to provide an additional inducement for such employees to remain with the Corporation or a Subsidiary, to reward such employees by providing an opportunity to acquire the Common Stock, par value $2.50 per share, of the Corporation (the "Common Stock") on favorable terms and to provide a means through which the Corporation may attract able persons to enter the employment of the Corporation or one of its Subsidiaries. For purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                                       SECTION 1

                                    Administration

             The Plan shall be administered by a Committee (the "Committee") appointed from time to time by the Board of Directors of the Corporation (the "Board") and consisting of no fewer than three members of the Board, none of whom is, or was within one year prior to becoming a member of the Committee, eligible for selection as a person to whom stock options may be granted pursuant to the Plan or any other plan of the Corporation or any of its affiliates (as "affiliates" is defined in regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) entitling the participants therein to acquire stock or stock options of the Corporation or any of its affiliates. If at any time a member of the Committee would not be eligible for initial appointment to the Committee, said member shall be deemed to have resigned from the Committee. The Board may at any time, without cause, remove any person from the Committee by written notice to such person. Any member of the Committee may resign by written notice to the Board.

             The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

             The Committee shall keep records of any action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

                                       SECTION 2

                                      Eligibility

             Those salaried employees of the Corporation or any Subsidiary with executive, managerial, technical or professional responsibility, who may or may not be an officer or a member of the Board of Directors, shall be eligible to receive stock options as described herein.

             Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant stock options as described herein and to determine the employees to whom stock options shall be granted and the number of shares to be covered by each stock option. In determining the eligibility of any employee, as well as in determining the number of shares which may be acquired pursuant to each stock option, the Committee shall consider the positions and the responsibilities of the employee being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant.

                                       SECTION 3

                            Shares Available under the Plan

             The aggregate number of shares of the Common Stock which may be issued or delivered and as to which stock options may be granted under the Plan is 285,000 shares. All of such shares are subject to adjustment and substitution as set forth in
Section 6.

             If any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to such stock option shall again be available for purposes of the Plan.

             The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.

                                       SECTION 4

                                Grant of Stock Options

             The Committee shall have authority, in its discretion, to grant "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to grant "non-statutory stock options" (stock options which do not qualify under such Section 422 of the Code) or to grant both types of stock options, provided that the exercise of one type of option shall not affect the other type.

             To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the individual's employer corporation and its parent and subsidiary corporations) exceeds $100,000, such stock options shall be treated as options which are non-statutory stock options. The preceding sentence shall be applied by taking options into account in the order in which they are granted. Also, for this purpose, the fair market value of any stock shall be determined as of the date the option with respect to such stock was granted.

                                       SECTION 5

                         Terms and Conditions of Stock Options

             Stock options granted under the Plan shall be subject to the following terms and conditions:

             (A) The purchase price at which each stock option may be exercised (the "option price") shall be such price as the Committee, in its discretion, shall determine but shall not be less than one hundred percent (100%) of the fair market value per share of Common Stock which may be acquired pursuant to the stock option on the date of grant, except that in the case of an incentive stock option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary (a "Ten Percent Employee"), the option price shall not be less than 110% of such fair market value on the date of grant. For purposes of this Section 5(A), the fair market value of the Common Stock shall be determined as provided in Section 5(H) below. Also, for purposes of this
       Section 5(A), an individual (i) shall be considered as owning not only shares of the Common Stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and
       (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a stockholder, partner or beneficiary.

             (B) The option price shall be payable in full in any one or more of the following ways:

                    (i)  in cash; and/or

                    (ii) in shares of the Common Stock (which are owned by the optionee free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Section 7 below) having a fair market value on the date of exercise of the stock option, determined as provided in Section 5(H), equal to the option price for the shares being purchased.

             If the option price is paid in whole or in part in shares of Common Stock, any portion of the option price representing a fraction of a share shall be paid in cash. The date of exercise of a stock option shall be determined under procedures established by the Committee, and the option price shall be payable at such time or times as the Committee, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of a stock option until full payment of the option price has been made. When full payment of the option price has been made and subject to the restrictions set forth in
Section 7, the optionee shall be considered for all purposes to be the owner of the shares with respect to which payment has been made. Payment of the option price with shares shall not increase the number of shares of Common Stock which may be issued or delivered under the Plan as provided in Section 3.

             (C) Subject to Section 8 hereof, stock options may be exercised at the following rate. On or after the first anniversary of the date on which the options were granted
       (the "Grant Date"), one-third of such options may be exercised (rounded upward to the nearest whole share). On or after the second anniversary of the Grant Date two-thirds of such options may be exercised (rounded upward to the nearest whole share) minus the aggregate number of such options previously exercised. On or after the third anniversary of the Grant Date, the remainder of the options may be exercised. No incentive stock option shall be exercisable after the expiration of ten years (five years in the case of a Ten Percent Employee) from the date of grant.
       No non-statutory stock option shall be exercisable after the expiration of ten years and six months from the date of grant. Subject to this Section 5(C) and Sections 5(F), 5(G) and 5(H) below, stock options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined, in its discretion, by the Committee.

             (D) No stock option rights shall be transferable by an optionee other than by will, or if an optionee dies intestate, by the laws of descent and distribution of the state of domicile of the optionee at the time of death, and all stock options shall be exercisable during the lifetime of an optionee only by the optionee.

             (E) Unless otherwise determined by the Committee and set forth in the stock option agreement referred to in
       Section 5(G) or an amendment thereto:

                    (i) If the employment of an optionee who is not a Disabled Optionee (as defined in Section 5(F) below) is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding stock option held by such an optionee shall be exercisable
             (to the extent exercisable on the date of termination of employment) by such an optionee at any time prior to the earlier of the expiration date of such stock option or the date which is three months after the date of termination of employment;

                    (ii) If an optionee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding stock option held by such an optionee shall be exercisable in full (whether or not so exercisable on the date of termination of employment) by such an optionee at any time prior to the earlier of the expiration date of such stock option or the date which is three months after the date of termination of employment;

                    (iii) If the employment of an optionee who is a Disabled Optionee is terminated, any then outstanding stock option held by such optionee shall be exercisable in full (whether or not so exercisable on the date of termination of employment) by the optionee at any time prior to the earlier of the expiration date of such stock option or the date which is one year after the date of termination of employment;

                    (iv) The following transfers of employees will not be treated as a termination of employment:

                           (a)   A transfer of an employee between
                    Subsidiaries of the Corporation;

                           (b)  A transfer of an employee from the
                    Corporation to one of its Subsidiaries; or

                           (c)  A transfer of an employee to the
                    Corporation from one of its Subsidiaries.

                    (v) Following the death of an optionee during employment, any outstanding stock option held by the optionee at the time of death shall be exercisable in full (whether or not so exercisable on the date of the death of the optionee) by the person or persons entitled to do so under the will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period. Following the death of an optionee after termination of employment during a period when a stock option is exercisable as provided in clauses (i), (ii) and (iii) above, any outstanding stock option held by the optionee at the time of death shall, to the extent the stock option was exercisable by the optionee at the time of death, be exercisable by such person or persons as would have been so entitled had the employee died prior to the termination of employment, so long as such exercise occurs prior to the earlier of the expiration date of such stock option or the date which is one year after the date of death.

             (F) If the employment of an optionee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, disability, retirement under any retirement plan of the Corporation or a Subsidiary, or death, the rights of such optionee under any then outstanding stock option shall terminate at the time of such termination of employment. In addition, the Committee may in its discretion immediately terminate all stock options held by the optionee if an optionee (i) engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment, which is in competition with the Corporation or any of its Subsidiaries; (ii) uses for his own benefit or discloses to a third party information pertaining to the Corporation or any of its Subsidiaries which the Corporation or its Subsidiaries consider to be confidential; or
       (iii) interferes with the relationship between the Corporation or a Subsidiary and its employees, suppliers or customers.

             "Disabled Optionee" shall mean an individual who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

             Whether termination of employment is a voluntary termination with the consent of the Corporation or a Subsidiary; whether an optionee is a Disabled Optionee; whether an optionee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries; whether an optionee uses for his own benefit or discloses to a third party information pertaining to the Corporation or any of its Subsidiaries which is confidential; and whether an optionee has interfered with the relationship between the Corporation or a Subsidiary and its employees, suppliers or customers shall be determined in each case by the Committee, whose determination shall be final and binding unless such determination is demonstratably arbitrary and capricious.

             (G) All stock options shall be confirmed by a stock option agreement, or an amendment thereto, which shall be executed by the Chief Executive Officer, the President (if other than the Chief Executive Officer) or any Executive Vice President on behalf of the Corporation and by the employee to whom such stock options are granted.

             (H) Fair market value of the Common Stock, so long as the Common Stock trades in the Over-the-Counter market or on a stock exchange, shall be computed by taking a weighted average of the mean between the highest and lowest selling prices per share of the Common Stock as quoted in such reliable publication as the Committee, in its discretion, may choose to rely upon, on the nearest date before and the nearest date after the date as of which fair market value is to be determined on which there are sales.

             If at any time the Common Stock does not trade in the Over-the-Counter market or on a stock exchange, the fair market value of the Common Stock shall be determined by an independent and experienced appraiser which is selected by the Committee. Fair market value shall be determined without regard to any restriction applicable to the Common Stock other than a restriction which, by its terms, will never lapse.

             (I) The obligation of the Corporation to issue or deliver shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect; provided, however, that if the Company Stock shall be delisted from all national stock exchanges and/or deregistered in accordance with the provisions of the Securities Exchange Act of 1934, as amended, the Corporation shall have the obligation to issue and deliver shares of Common Stock under the Plan upon the exercise of any then outstanding stock option.

             Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option granted under the Plan shall be subject to such other terms and conditions as the Committee shall deem advisable.

                                       SECTION 6

                         Adjustment and Substitution of Shares

             If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding stock option and the number of shares which may be issued or delivered under the Plan but are not then subject to an outstanding stock option shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

             If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding stock option and for each share of Common Stock which may be issued or delivered under the Plan but is not then subject to an outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable.

             In the case of any adjustment or substitution as provided for in this Section 6, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

             No adjustment or substitution provided for in this
Section 6 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

             If any such adjustment or substitution provided for in this Section 6 requires the approval of stockholders in order to enable the Corporation to grant incentive stock options, then no such adjustment or substitution shall be made without prior stockholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

                                       SECTION 7

                      Restrictions on Transfer of Certain Shares

             Shares of Common Stock acquired under exercise of an option pursuant to Section 5(B)(ii) by a person then subject to the provisions of Section 16 of the Exchange Act shall not be sold or otherwise transferred prior to the expiration of six months after the date of the grant of the option. The Corporation is authorized to (i) retain the certificate(s) representing such shares or place such certificates in the custody of its transfer agent, (ii) place a restrictive legend on such shares, and/or (iii) issue a stop transfer order to the transfer agent with respect to such shares in order to enforce the transfer restrictions of this Section.

                                       SECTION 8

                  Acceleration of the Exercise Date of Stock Options

             Notwithstanding any other provision of this Plan, all stock options shall become exercisable upon the occurrence of any of the events listed below whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto:

             (A) Stock option rights shall be exercisable during any one or more of the following periods:

                    (i) for a period of 60 days beginning on the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Corporation or a Subsidiary), whether or not such offer is approved or opposed by the Corporation or a Subsidiary and regardless of the number of shares of Common Stock purchased pursuant to such offer;

                    (ii) for a period of 60 days beginning on the date the Corporation acquires knowledge that any person or group deemed a person under Section 13(d)(3) of the Exchange Act (other than any director of the Corporation on August 23, 1991, any Affiliate or Associate of any such director (with such terms having the respective meanings set forth in Rule 12b-2 under the Exchange Act as in effect on August 23, 1991), any member of the family of any such director, any trust (including the trustees thereof) established by or for the benefit of any such persons, or any charitable foundation, whether a trust or a corporation (including the trustees and directors thereof) established by any of such persons), in a transaction or series of transactions shall become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Corporation entitling the person or group to 20% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the Corporation would be entitled if the election of Directors were an election held on such date;

                    (iii) for a period of 60 days beginning on the date of filing under the Exchange Act of a Statement on
             Schedule 13D, or any amendment thereto, by any person or group deemed a person under Section 13(d)(3) of the Exchange Act, disclosing an intention or possible intention to acquire or change control of the Corporation;

                    (iv) for a period of 60 days beginning on the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Corporation, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period; and

                    (v) for a period of 60 days beginning on the date of approval by the shareholders of the Corporation of an agreement (a "reorganization agreement") providing for (a) the merger or consolidation of the Corporation with another corporation where the shareholders of the Corporation, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 40% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of Directors or where the members of the Board of Directors of the Corporation, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation or (b) the sale or other disposition of all or substantially all the assets of the Corporation.

                                       SECTION 9

              Effect of the Plan on the Rights of Employees and Employer

             Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee any right to be granted a stock option under the Plan and nothing in the Plan, in any stock option granted under the Plan or in any stock option agreement shall confer any right upon any employee to continue in the employment of the Corporation or any Subsidiary or diminish in any way the right of the Corporation or any Subsidiary to terminate the employment of any employee at any time. The granting of a stock option shall impose no obligation upon the Optionee to exercise such option.

                                      SECTION 10

                                       Amendment

             The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided always that no such revocation or termination shall terminate any outstanding stock option theretofore granted under the Plan; and provided further that no such alteration or amendment of the Plan shall, without prior stockholder approval, (a) increase the total number of shares which may be issued under the Plan, (b) increase the total number of shares issuable pursuant to any stock option granted to any one optionee, (c) make any changes in the class of eligible employees or (d) extend the period set forth in the Plan during which stock options may be granted. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of a stock option theretofore granted under the Plan, adversely affect the rights of such holder with respect to such stock option.

                                      SECTION 11

                          Effective Date and Duration of Plan

             The effective date and date of adoption of the Plan shall be August 23, 1991 (the "Effective Date"), the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock at a meeting of such holders duly called, convened and held within one year of the Effective Date. Notwithstanding any provision of the Plan to the contrary, no stock option granted under the Plan prior to such shareholder approval may be exercised until after such approval. No stock option may be granted under the Plan subsequent to the date which is ten (10) years following the effective date of the Plan.

                                      SECTION 12

                                 Application of Funds

             The proceeds received by the Corporation for the sale of the Common Stock pursuant to exercise of stock options shall be used for general corporate purposes.

                                      SECTION 13

                               Reservation of the Stock

             The Corporation shall be under no obligation to purchase or reserve Common Stock to satisfy the exercise of stock options. The grant of stock options to employees hereunder shall not be construed to constitute the establishment of a trust of the Common Stock issuable pursuant to such stock options, and no particular Common Stock shall be identified as optioned and reserved for employees hereunder. The Corporation shall be deemed to have complied with the terms of the Plan if, at the time of issuance and delivery pursuant to the exercise of a stock option, it has a sufficient number of shares of the Common Stock authorized and unissued or in its treasury which may then be appropriated and issued for purposes of the Plan, irrespective of the date when such Common Stock was authorized.

                                      SECTION 14

                                     Governing Law

             The Plan and all determinations and actions taken pursuant thereto shall be governed by the laws of the Commonwealth of Pennsylvania and construed in accordance therewith.

             This Plan has been prepared, negotiated and delivered in, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.